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                                                                   Exhibit 23(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Form 8-K of BANK ONE CORPORATION of our report dated February 12, 1998, on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1997.


                                                      PRICEWATERHOUSECOOPERS LLP

Columbus, Ohio
October 6, 1998